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                                                                      Exhibit 21

                      SUBSIDIARIES OF ALARIS MEDICAL, INC.

Name                                 Jurisdiction of Incorporation
--------------------------------     -------------------------------------------

ALARIS Medical Systems, Inc.         Delaware
IVAC Overseas Holdings, Inc.         Delaware
River Medical, Inc.                  Delaware
ALARIS Foreign Sales Corp.           Barbados
ALARIS Medical Canada Ltd.           Canada
ALARIS Medical Nordic, AB            Sweden
IVAC Industries Ltd.                 United Kingdom
ALARIS Medical U.K. Ltd.             United Kingdom
ALARIS Medical France, S.A.          France
ALARIS Medical Deutschland, GmbH     Germany
ALARIS Medical Espana, S.L.          Spain
IMED UK Ltd.                         United Kingdom
ALARIS Medical Australia Pty Ltd.    Australia
ALARIS Release Corporation           Delaware
ALARIS Consent Corporation           Delaware
Sistemas Medicos ALARIS, S.A. de     Mexico
 C.V.
ALARIS Medical Norway A/S            Norway
ALARIS Medical Italia,  SRL          Italy
IMED Medical Systems S.A. (Pty)      South Africa
 Ltd.
ALARIS Medical Holland, B.V.         Netherlands
ALARIS Medical New Zealand Ltd.      New Zealand